UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013 (November 6, 2013)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition”.

On November 7, 2013, we issued a press release setting forth our financial results for the first quarter ended September 30, 2013. A copy of the press release is attached as Exhibit 99.1.

Item 8.01. Other Events.

On November 6, 2013, we signed a letter of intent to issue 4,400,000 shares (“BVI Shares”), which will be contractually restricted as to resale, of our common stock at a price of ZAR 88.50 per share (calculated as 75% of the closing price of our common stock on the JSE Limited on November 5, 2013) to Business Venture Investments 1567 (Proprietary) Limited (RF) (“BVI”), a special purpose entity owned by a BEE consortium, pursuant to a new BEE transaction. Issuance of the BVI Shares is subject to the conclusion of a Relationship Agreement before December 1, 2013, which will include certain conditions, including obtaining the relevant regulatory approvals. Under certain circumstances we may call the BVI Shares then owned, in exchange for a minority interest in our wholly-owned subsidiary Cash Paymaster Service Proprietary Limited.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

Exhibit
No.	Description

99.1	Press Release, dated November 7, 2013, issued by Net 1 UEPS Technologies, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: November 7, 2013	By:	/s/ Serge Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer and Chairman of the Board